UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2015

AUTOMATIC DATA PROCESSING, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(973) 974-5000

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 3, 2015, the Board of Directors (the “Board”) of Automatic Data Processing, Inc. (the “Company”) appointed Mr. Peter Bisson as a new director of the Company.  Mr. Bisson was also appointed to serve on the Corporate Development and Technology Advisory Committee of the Board.
On August 4, 2015, Mr. Leslie A. Brun, the non-executive Chairman of the Board, notified the Board that he will not stand for re-election as a director of the Company at the Company’s 2015 Annual Meeting of Stockholders (the “2015 Meeting”), and intends to retire and resign from the Board effective as of the date of the 2015 Meeting.
Also on August 4, 2015, the Board elected Mr. John P. Jones, a current director, to serve as the non-executive Chairman of the Board upon Mr. Brun's retirement from the Board, to take effect at the conclusion of the 2015 Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 4, 2015
AUTOMATIC DATA PROCESSING, INC.

By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President